Attachment to Form 4
Note (3)

	Immediately prior to the reported May 21, 2007 transactions, the Michael J. Jandernoa Trust held a voting interest equal to 1.2% of JSIG LLC?s total membership interests and a non-voting interest equal to 38.8% of JSIG LLC?s total membership interests and the Susan M. Jandernoa Trust held a voting interest equal to 1.8% of JSIG LLC?s total membership interests and a non-voting interest equal to 58.2% of JSIG LLC?s total membership interests. On May 21, 2007, each of the Michael J. Jandernoa Trust and the Susan M. Jandernoa
Trust sold all of its interest in JSIG LLC to a limited partnership and several trusts. Neither the reporting person nor any member of his immediate family sharing his household has any pecuniary interest in the limited partnership or the trusts that acquired the JSIG LLC interests. The Michael J. Jandernoa Trust received
$176,500 in cash and promissory notes for an aggregate of $1,674,960 as consideration for the sale of its interests in JSIG LLC. The Susan M. Jandernoa Trust received $262,800 in cash and promissory notes for an aggregate of $2,514,410 as consideration for the sale of its interests in JSIG LLC. JSIG LLC continues to own the 175,000 shares of Perrigo Company common stock, subject to the JSIG Variable Prepaid Agreement (as defined below), as of the date of this report, but the reporting person no longer has any pecuniary interest in these shares or in the JSIG Variable Prepaid
Agreement. The JSIG Charitable Remainder Trust continues to own the 175,000 shares of Perrigo Company common stock as of the date of this report, but the reporting person no longer has any pecuniary interest in these shares.



Note (8)

	On May 14, 2007, the Michael J. Jandernoa Trust
(the ?MJJ Trust?), of which Mr. Jandernoa is Trustee, entered into a Variable Prepaid Stock Purchase
Agreement (the ?Variable Prepaid Agreement?).  The
Variable Prepaid Agreement relates to one or more tranches, for a total of up to 770,000 shares of Perrigo Company common stock. On May 16, 2007, the pricing under the Variable Prepaid Agreement was finalized and the shares were divided into two tranches of 385,000 shares each, with the first tranche having a Maturity Date of May 18, 2009 (?Tranche No. 1?) and the other having a Maturity Date of November 16, 2009
(?Tranche No. 2?). The Variable Prepaid Agreement constitutes a sales plan under Rule 10b5-1(c).

	The Variable Prepaid Agreement provides that the
MJJ Trust will deliver on the respective Maturity Date in settlement of each Tranche, an aggregate number of shares of Perrigo Company common stock (or, at the option of the MJJ Trust, the cash equivalent of such shares) equal to the product of (i) the Base Amount of 385,000 shares for each Tranche and (ii) the Settlement
Ratio of each Tranche.

	The Settlement Ratio will be determined as follows for Tranche No. 1:

(a)	If the Settlement Price for Tranche No. 1 is
less than $23.4052 (?Tranche No. 1 Upside
Limit?) but greater than $18.6910 (?Tranche
No. 1 Hedged Value?), the Settlement Ratio for Tranche No. 1 will be equal to the Tranche No. 1 Hedged Value divided by the
Settlement Price for Tranche No. 1;

(b)	If the Settlement Price for Tranche No. 1 is
equal to or greater than the Tranche No. 1
Upside Limit, the Settlement Ratio for
Tranche No. 1 will be equal to the sum of the Tranche No. 1 Hedged Value divided by the
Settlement Price for Tranche No. 1 and a fraction, the numerator of which is equal to the difference between the Settlement Price for Tranche No. 1 and the Tranche No. 1
Upside Limit, and the denominator of which is equal to the Settlement Price for Tranche
No. 1; and

(c)	If the Settlement Price for Tranche No. 1 is
equal to or less than the Tranche No. 1
Hedged Value, the Settlement Ratio for
Tranche No. 1 will be one.

The Settlement Price for Tranche No. 1 is the amount obtained by dividing the Tranche No. 1 Hedged Value by a fraction, the numerator of which is equal to the sum of the fractions obtained by dividing the Tranche No. 1
Hedged Value by the relevant closing price of Perrigo common stock on each of the fifteen trading days preceding and including the Maturity Date, and the denominator of which is equal to fifteen. In consideration for the sale of these shares of common stock, the Variable Prepaid Agreement provides that the MJJ Trust will receive $6,317,465 for Tranche No. 1.

	The Settlement Ratio will be determined as follows for Tranche No. 2:

(a)	If the Settlement Price for Tranche No. 2 is
less than $24.3804 (?Tranche No. 2 Upside
Limit?) but greater than $19.5043 (?Tranche
No. 2 Hedged Value?), the Settlement Ratio for Tranche No. 2 will be equal to the Tranche No. 2 Hedged Value divided by the
Settlement Price for Tranche No. 2;

(b)	If the Settlement Price for Tranche No. 2 is
equal to or greater than the Tranche No. 2
Upside Limit, the Settlement Ratio for
Tranche No. 2 will be equal to the sum of the Tranche No. 2 Hedged Value divided by the
Settlement Price for Tranche No. 2 and a fraction, the numerator of which is equal to the difference between the Settlement Price for Tranche No. 2 and the Tranche No. 2
Upside Limit, and the denominator of which is equal to the Settlement Price for Tranche
No. 2; and

(c)	If the Settlement Price for Tranche No. 2 is
equal to or less than the Tranche No. 2
Hedged Value, the Settlement Ratio for
Tranche No. 2 will be one.

The Settlement Price For Tranche No. 2 is the amount obtained by dividing the Tranche No. 2 Hedged Value by a fraction, the numerator of which is equal to the sum of the fractions obtained by dividing the Tranche No. 2
Hedged Value by the relevant closing price of Perrigo common stock on each of the fifteen trading days preceding and including the Maturity Date, and the denominator of which is equal to fifteen. In consideration for the sale of these shares of common stock, the Variable Prepaid Agreement provides that the MJJ Trust will receive $6,317,465 for Tranche No. 2.





Attachment to Form 4
Note (9)

	On May 14, 2007, JSIG, LLC (?JSIG LLC?), of which
Mr. Jandernoa is a member and the sole manager, entered into a Variable Prepaid Stock Purchase Agreement (the
?JSIG Variable Prepaid Agreement?), relating to one or more Tranches, for a total of up to 175,000 shares of Perrigo Company common stock. On May 16, 2007, the pricing under the Variable Prepaid Agreement was finalized and the shares were placed in a single tranche. The JSIG Variable Prepaid Agreement constitutes a sales plan under Rule 10b5-1(c). The
JSIG Variable Prepaid Agreement provides that JSIG LLC will deliver on November 16, 2009 (the ?Maturity Date?)
in settlement of each Tranche, an aggregate number of shares of Perrigo Company common stock (or, at the option of JSIG LLC, the cash equivalent of such shares) equal to the product of (i) the Base Amount of each Tranche and (ii) the Settlement Ratio of each Tranche, which will be determined as follows for Tranche No. 1, which consists of a Base Amount of 175,000 shares:

(a)	If the Settlement Price for Tranche No. 1 is
less than $24.3804 (?JSIG Upside Limit?) but greater than $19.5043 (?JSIG Hedged Value?), the Settlement Ratio for Tranche No. 1 will be equal to the JSIG Hedged Value divided by the Settlement Price for Tranche No. 1;

(b)	If the Settlement Price for Tranche No. 1 is
equal to or greater than the Upside Limit, the Settlement Ratio for Tranche No. 1 will be equal to the sum of the JSIG Hedged Value divided by the Settlement Price for Tranche
No. 1 and a fraction, the numerator of which is equal to the difference between the Settlement Price for Tranche No. 1 and the
JSIG Upside Limit, and the denominator of which is equal to the Settlement Price for Tranche No. 1; and

(c)	If the Settlement Price for Tranche No. 1 is
equal to or less than the JSIG Hedged Value, the Settlement Ratio for Tranche No. 1 will be one.

	The Settlement Price is the amount obtained by dividing the JSIG Hedged Value by a fraction, the numerator of which is equal to the sum of the fractions obtained by dividing the JSIG Hedged Value by the relevant closing price of Perrigo common stock on each of the fifteen trading days preceding and including the Maturity Date, and the denominator of which is equal to fifteen.

	In consideration for the sale of these shares of common stock, the Variable Prepaid Agreement provides that the JSIG LLC will receive $2,871,575 for Tranche No. 1.
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